Filed Pursuant to Rule 424(b)(5)

Registration No. 333-297430

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 13, 2026

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated July 15, 2026)

MicroVision, Inc.

                Shares of Common Stock

Pre-Funded Warrants to Purchase up to                     Shares of Common Stock

Warrants to Purchase up to                     Shares of Common Stock

We are offering (i)             shares of our common stock, par value $0.001 per share (“Common Stock”) and (ii) common warrants (“Common Warrants”) to purchase up to             shares of Common Stock (the “Common Warrant Shares”). We are also offering pre-funded warrants to purchase up to             shares of our common stock (the “Pre-Funded Warrants” and, together with the Common Warrants, the “Warrants”, and the shares of Common Stock underlying the Warrants, the “Warrant Shares,” and together with the Common Stock and Warrants, the “Securities”) to those purchasers whose purchase of shares of Common Stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock immediately following the consummation of this offering. Each share of Common Stock (or Pre-Funded Warrant in lieu thereof) is being sold together with one Common Warrant to purchase one share of our Common Stock each. The combined public offering price for each share of Common Stock and accompanying Common Warrants is $           , and the combined public offering price for each Pre-Funded Warrant and accompanying Common Warrants is $           . This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the Common Warrants and the Pre-Funded Warrants.

Each Common Warrant will be immediately exercisable at an exercise price of $            per share. The Common Warrant will expire on the fifth anniversary of the original issuance date. For a more detailed description of the Common Warrants, see the section entitled “Description of Securities We Are Offering—Warrants” beginning on page S-6 of this prospectus supplement. Each Pre-Funded Warrant will be immediately exercisable at an exercise price of $0.001 per share and will not expire until exercised in full. The combined public offering price for each Pre-Funded Warrant and accompanying Common Warrants will be equal to the price at which one share of Common Stock and one accompanying Common Warrant are being sold to the public in this offering, minus $0.001. For each Pre-Funded Warrant we sell, the number of shares of Common Stock we are offering will be decreased on a one-for-one basis. For a more detailed description of the warrants, see the section entitled “Description of Securities We Are Offering—Pre-Funded Warrants” beginning on page S-6 of this prospectus supplement. The number of Common Warrants issued in this offering will not change as a result of a change in the mix of shares of Common Stock and Pre-Funded Warrants sold. This offering also relates to the shares of Common Stock issuable upon exercise of any Pre-Funded Warrants and Common Warrants sold in this offering.

The Securities are expected to be issued in a single closing and the public offering price per share of our Common Stock (and accompanying Common Warrants), and per Pre-Funded Warrant (and accompanying Common Warrants), will be fixed for the duration of this offering.

We have engaged WestPark Capital, Inc. (the “Placement Agent”) to use its reasonable best efforts to solicit offers to purchase our securities in this offering. The Placement Agent is not purchasing or selling any of the Securities we are offering. We have agreed to compensate the Placement Agent as set forth in the table below, which assumes that we sell all of the Securities offered by this prospectus.

	Per Share and Accompanying Common Warrants	Per Pre-Funded Warrant and Accompanying Common Warrants	Total
Public offering price	$	$	$
Placement Agent fees(1)	$	$	$
Proceeds, before expenses, to us(2)	$	$	$

(1)	We have agreed to pay the Placement Agent a commission equal to a cash fee of 6.5% of the aggregate gross proceeds raised from the sale of the securities sold in the offering, and we have also agreed to reimburse the Placement Agent for fees and expenses of its legal counsel and other out-of-pocket expenses. See the section titled “Plan of Distribution” beginning on page S-9 of this prospectus supplement for more information regarding the compensation to be received by the Placement Agent.

(2)	The amount of the offering proceeds to us presented in this table does not give effect to the exercise, if any, of the Warrants being issued in connection with this offering. See the “Plan of Distribution” section beginning on page S-9 of this prospectus supplement for additional information regarding the compensation to be received by the Placement Agent.

Delivery of the shares of Common Stock and Warrants is expected to be made on or about            , 2026.

Our common stock is traded on The Nasdaq Capital Market under the symbol “MVIS.” On August 11, 2026, the closing price of our common stock on The Nasdaq Capital Market was $3.39 per share. There is no established trading market for the Warrants, and we do not intend to apply for listing of the Warrants on any national securities exchange.

The securities offered by this prospectus involve a high degree of risk. You should carefully consider the information under the heading “Risk Factors” set forth on page S-3 of this prospectus supplement, on page 2 of the accompanying prospectus, as well as in our periodic reports filed with the Securities and Exchange Commission and incorporated by reference herein, in determining whether to purchase our securities.

Our executive offices are located at 18390 NE 68th Street, Redmond, Washington 98052, and our telephone number is (425) 936-6847.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

WESTPARK CAPITAL

The date of this prospectus supplement is              , 2026.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is not complete without, and may not be utilized except in connection with, the accompanying prospectus dated July 15, 2026, and any amendments to such prospectus. This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. This prospectus supplement provides supplemental information regarding the Company, updates and changes information contained in the accompanying prospectus and describes the specific terms of this offering. The accompanying prospectus gives more general information, some of which may not apply to this offering. We incorporate by reference important information into this prospectus supplement and the accompanying prospectus. You may obtain the information incorporated by reference into this prospectus supplement and the accompanying prospectus without charge by following the instructions under “Incorporation of Certain Information by Reference” in this prospectus supplement and “Where You Can Find More Information” in the accompanying prospectus. You should carefully read both this prospectus supplement and the accompanying prospectus, as well as additional information described under “Incorporation of Certain Information by Reference,” before deciding to invest in our securities. If the information in, or incorporated by reference in, this prospectus supplement conflicts with information in the accompanying prospectus or a document incorporated by reference herein or therein, the information in, or incorporated by reference in, this prospectus supplement shall control.

We are offering to sell, and seeking offers to buy, securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into the prospectus supplement and accompanying base prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

All references in this prospectus supplement to “MicroVision,” “the Company,” “we,” “us” or “our” mean MicroVision, Inc. and its consolidated subsidiaries, unless we state otherwise or the context otherwise requires.

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we authorize for use in connection with this offering and to which we have referred you. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not making an offer to sell these securities under any circumstance or in any jurisdiction where the offer is not permitted or unlawful. You should assume that the information contained in this prospectus supplement and the accompanying prospectus is accurate only as of their respective dates, and that any information in documents that we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations, cash flows and prospects may have changed since those dates.

S-i

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and is subject to the safe harbor created by those sections. Such statements may include, but are not limited to, projections of revenues, income or loss, capital expenditures, plans for product development and cooperative arrangements, future operations, financing needs or plans of MicroVision, as well as assumptions relating to the foregoing. The words “anticipate,” “believe,” “estimate,” “expect,” “goal,” “may,” “plan,” “project,” “will,” and similar expressions identify forward-looking statements, which speak only as of the date the statement was made.

These forward-looking statements are not guarantees of future performance. Factors that could cause actual results to differ materially from those projected in our forward-looking statements include the following: our ability to operate with limited cash or to raise additional capital when needed; market acceptance of our technologies and products or for products incorporating our technologies; the failure of our commercial partners to perform as expected under our agreements; our ability to identify parties interested in paying any amounts or amounts we deem desirable for the purchase or license of intellectual property assets; our or our customers’ failure to perform under open purchase orders; our financial and technical resources relative to those of our competitors; our ability to keep up with rapid technological change; government regulation of our technologies; our ability to enforce our intellectual property rights and protect our proprietary technologies; the ability to obtain additional contract awards and develop partnership opportunities; the timing of commercial product launches and delays in product development; the ability to achieve key technical milestones in key products; dependence on third parties to develop, manufacture, sell and market our products; potential product liability claims; our ability to maintain our listing on The Nasdaq Stock Market; and other risk factors identified from time to time in the Company’s SEC reports, including the Company’s Annual Report on Form 10-K filed with the SEC. These factors are not intended to represent a complete list of the general or specific factors that may affect us. It should be recognized that other factors, including general economic factors and business strategies, may be significant, now or in the future, and the factors set forth in this prospectus may affect us to a greater extent than indicated. Except as expressly required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changes in circumstances or any other reason.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

The following summary is qualified in its entirety by, and should be read together with, the more detailed information and our consolidated financial statements and related notes thereto appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. Before you decide to invest in our securities, you should read the entire prospectus supplement and the accompanying prospectus carefully, including the risk factors and the financial statements and related notes included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Our Company

Overview

MicroVision is defining the next generation of lidar-based perception solutions for automotive, industrial, and security & defense markets. We deliver integrated hardware and software solutions designed for real-world performance, automotive-grade reliability, and economic scalability. Our diverse portfolio of lidar sensors, with both short- and long-range lidar solutions, feature solid-state sensors with varying wavelengths, advanced sensor architectures, design-to-cost engineering, and open software solutions.

Our solutions enable advanced driver assistance systems, or ADAS, and autonomy features for customers in a wide range of markets, including automotive, industrial, and security & defense. Target industrial sectors include robotics, automated warehouse, agriculture, and mining. Our integrated hardware and software solutions enable intelligent autonomous, active safety, and automation systems which depend on secure, cost-effective, and energy-efficient solutions. Our software has been developed in close collaboration with automotive customers and also has broad application in industrial, defense, and commercial vehicle sectors.

With engineering teams in the U.S. and Germany, we develop and supply integrated solutions, incorporating application software and processing data from differentiated sensor systems. Our extensive experience in developing and productizing core lidar hardware and software components, along with our expertise in edge computing, positions us as a valuable commercial partner capable of delivering high-value, low-power products.

Founded in 1993, MicroVision, Inc. is a pioneer in laser beam scanning, or LBS, technology, which is based on our patented technology in micro-electromechanical systems, or MEMS, laser diodes, opto-mechanics, electronics, algorithms and software and how those elements are packaged into a small form factor. Throughout our history, we have combined our proprietary technology with our development expertise to create innovative solutions to address existing and emerging market needs, such as augmented reality microdisplay engines; interactive display modules; consumer lidar components; and, more recently, lidar sensors and software solutions for automotive, industrial, and security & defense markets.

In January 2023, we acquired certain strategic assets of Germany-based Ibeo Automotive Systems GmbH, which was founded in 1998 as a lidar hardware and software provider. Ibeo developed and launched the first lidar sensor to be automotive qualified for serial production with a premium, or Tier 1, automotive supplier and that is currently available in passenger cars by premium OEMs. Ibeo developed software solutions, including perception and validation software, also used by premium OEMs. In addition, Ibeo sold its products for non-automotive uses such as industrial, agriculture, smart infrastructure, and robotics applications.

In January 2026, we completed the acquisition of assets from Scantinel Photonics GmbH, based in Germany. Scantinel develops a unique lidar-on-chip solution, utilizing 1550nm frequency-modulated continuous wave, or FMCW, technology. Our 1550nm FMCW lidar solution has applications for long-range use cases across our target markets, with particularly compelling advantages for the commercial vehicle market.

In February 2026, we completed the strategic acquisition of assets primarily comprising the worldwide lidar business of Luminar Technologies, Inc. The acquired assets include the IRIS sensor, a 1550nm time-of-flight long-range lidar, and its next generation HALO sensor, built off the same architecture as IRIS but with improved performance and reduced size and cost. The acquisition also included SENTINEL, under development as a full-stack software platform supporting safety and autonomy applications for passenger vehicles and commercial trucks.

Our hardware solutions include a broad and multi-featured portfolio of lidar sensors, which can be integrated with our software or with our customers’ software, targeted for sale to automotive OEMs and Tier 1 suppliers, industrial mobility and autonomy companies, and security & defense contractors. Our lidar sensors, all solid state, include MOVIA™, a flash-based short- to mid-range sensor; MAVIN™, a MEMS-based 905nm long-range sensor capable of small object detection; IRIS and HALO, each a 1550nm long-range sensor; and our Scantinel 1550nm long-range FMCW lidar. Our software stack has met the rigorous requirements of automotive qualification and incorporates advanced features, like localization and fusion. We also develop customer-specific application software, allowing expansion into a wide array of sectors.

In the recent past, we developed micro-display concepts and designs for use in head-mounted augmented reality, or AR, headsets and developed a 1440i MEMS module supporting AR headsets. This technology was integrated into products marketed to consumer and military sectors.

We have incurred significant losses since inception and we expect to continue to incur significant losses in the near term. We have funded our operations to date primarily through the sale of common stock, convertible preferred stock, warrants, the issuance of convertible debt and, to a lesser extent, from development contract revenues, product sales and licensing activities. See our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, or the 2025 Form 10-K, incorporated by reference herein.

Recent Developments

On July 22, 2026, we filed a Certificate of Amendment to our Amended and Restated Certificate of Incorporation (the “Amendment”) with the Secretary of State of the State of Delaware to effect a 1-for-15 reverse stock split (the “Reverse Stock Split”) of the common stock of the Company, $.001 par value (the “common stock”). Pursuant to the Reverse Stock Split, every fifteen shares of issued and outstanding shares of common stock were combined into one share of common stock. Simultaneously, the Company reduced the total authorized number of shares of capital stock to 175,000,000 shares, consisting of 150,000,000 shares of common stock and 25,000,000 shares of preferred stock, $0.001 par value. There was no change in the par value per share of common stock of $0.001. On August 1, 2026, the Reverse Stock Split was effectuated. Accordingly, all of the per share data, number of shares issued and outstanding, stock awards, and other common stock equivalents presented in this prospectus have been adjusted to reflect the Reverse Stock Split.

The Reverse Stock Split affected all shareholders uniformly and did not alter any shareholder’s percentage interest in the Company’s equity. No fractional shares were issued in connection with the Reverse Stock Split. Shareholders of record who would otherwise be entitled to receive a fractional share had their fractional share rounded up to the nearest whole share. Proportionate adjustments were made to the number of shares of common stock issuable upon the exercise or conversion of the Company’s outstanding stock options, warrants, and convertible notes, as well as the exercise or conversion prices thereof, and to the number of shares reserved for issuance under the Company’s equity plans.

Corporate Information

We were founded in 1993 as a Washington corporation and reincorporated in 2003 under the laws of the State of Delaware. Our principal office is located at 18390 NE 68th Street, Redmond, WA 98052 and our telephone number is 425-936-6847. We maintain a website at www.microvision.com, where general information about us is available. We do not incorporate the information on our website into this prospectus supplement or the accompanying prospectus and you should not consider it part of this prospectus supplement or the accompanying prospectus.

S-1

The Offering

Common stock offered by us	shares, at an offering price of $ per share and accompanying Common Warrant.

Common stock to be outstanding immediately after this offering	shares (assuming no exercise of any Pre-Funded Warrants or Common Warrants issued in this offering).

Pre-Funded Warrants (in lieu of shares of common stock) offered by us

Up to                   Pre-Funded Warrants, in lieu of shares of common stock, to those investors whose purchase of shares of our common stock in this offering would result in the investor, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of such investor, 9.99%) of our outstanding common Stock immediately following the consummation of this offering on a best efforts basis.

The aggregate exercise price of the Pre-Funded Warrants, except for such nominal exercise price, will be pre-funded to us at the closing of this offering. The Pre-Funded Warrants will be immediately exercisable upon issuance and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. Each Pre-Funded Warrant and accompanying Common Warrants are being offered at an offering price equal to the combined public offering price at which each share of common stock and accompanying Common Warrants are being offered, minus $0.001. The exercise price of the Pre-Funded Warrants will be $0.001 per share, and the Pre-Funded Warrants will be immediately exercisable. This offering also relates to the shares of common stock issuable upon exercise of any Pre-Funded Warrants sold in this offering. For each Pre-Funded Warrant we sell, the number of shares of common stock we are offering will be decreased on a one-for-one basis. The number of Common Warrants sold in this offering will not change as a result of a change in the mix of the shares of our common stock and Pre-Funded Warrants sold in this offering. There is no established public trading market for the Pre-Funded Warrants, and we do not expect a market to develop. For additional information regarding the Pre-Funded Warrants, see “Description of Securities We are Offering—Pre-Funded Warrants.”

Warrants we are offering	We are offering Common Warrants to purchase up to shares of common stock, Each Common Warrant will be exercisable at an exercise price of $ per share, will be immediately exercisable and will expire on the fifth anniversary of the original issuance date. This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the Common Warrants. For additional information regarding the Common Warrants, see “Description of Securities We are Offering—Warrants.”

Listing	Our common stock is listed on the Nasdaq Capital Market under the symbol “MVIS.” There is no established public trading market for the Common Warrants or Pre-Funded Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Common Warrants or Pre-Funded Warrants on any national securities exchange or other nationally recognized trading system.

Use of proceeds	We intend to use the net proceeds from this offering for general corporate purposes, which may include, but are not limited to, working capital and capital expenditures. See “Use of Proceeds.”

Risk factors	Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the section entitled “Risk Factors” in this prospectus supplement, as well as the risks and uncertainties described in the other documents we file with the SEC and incorporated by reference herein.

The number of shares of common stock to be outstanding after this offering is based on 23,350,027 shares of common stock outstanding as of June 30, 2026 and excludes, as of that date, the following:

●	36,818 shares of common stock issuable upon the exercise of outstanding options, of which 36,818 were exercisable at a weighted average exercise price of $20.26 per share under our 2022 Equity Incentive Plan, as amended (the “Incentive Plan”), or a predecessor plan;

●	263,915 shares of common stock underlying unvested and/or deferred stock awards under the Incentive Plan or the 2025 Inducement Plan; and

●	1,226,804 shares of our common stock reserved for issuance pursuant to the Incentive Plan or the 2025 Inducement Plan.

Unless otherwise indicated, all information in this prospectus supplement reflects and assumes no exercise of the outstanding securities described above, and no exercise of the Pre-Funded Warrants or Common Warrants issued in this offering.

S-2

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider all of the information in this prospectus supplement and the accompanying prospectus, including the risks and uncertainties described below, and all other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including under the section captioned “Risk Factors” in our most recent Annual Report on Form 10-K and the subsequent Quarterly Reports on Form 10-Q we have filed with the Securities and Exchange Commission, before you decide whether to purchase our securities. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer materially. In that event, the trading price of our common stock could decline and you could lose all or part of your investment.

Risks Related to Our Common Stock, Warrants and this Offering

This is a best efforts offering, with no minimum amount of securities required to be sold, and we may not raise the amount of capital we believe is required for our business plans, including our near-term business plans.

The Placement Agent has agreed to use its reasonable best efforts to solicit offers to purchase securities in this offering. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to support our business goals and continued operations, including our near-term continued operations. Thus, we may not raise the amount of capital we believe is required for our operations in the short-term and may need to raise additional funds to complete such short-term operations. Such additional capital may not be available or available on terms acceptable to us, or at all.

There is no required minimum number of securities that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, the Placement Agent fees and proceeds to us from this offering are not presently determinable and may be substantially less than the maximum amounts set forth herein.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not necessarily improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow, and could cause the price of our common stock to decline.

If you purchase the securities sold in this offering, you will experience immediate and substantial dilution in your investment. You will experience further dilution if we issue additional equity securities in future fundraising transactions.

Since the price per share of our common stock being offered is substantially higher than the net tangible book value per share of our common stock, you will suffer substantial dilution with respect to the net tangible book value of the common stock you purchase in this offering. Based on a public offering price of $                  per share and our net tangible book value as of June 30, 2026, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $                  per share with respect to the net tangible book value of the common stock (excluding any shares issuable upon exercise of the warrants). See the section entitled “Dilution” elsewhere in this prospectus supplement for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

We are generally not restricted from issuing additional common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. If we issue additional common stock, or securities convertible into or exchangeable or exercisable for common stock, our stockholders, including investors who purchase shares of common stock in this offering, could experience additional dilution, and any such issuances may result in downward pressure on the price of our common stock.

S-3

Our stock price has fluctuated in the past, has recently been volatile and may be volatile in the future, and as a result, investors in our common stock could incur substantial losses.

Our stock price has fluctuated in the past, has recently been volatile and may be volatile in the future. During the 12 months prior to the date of this prospectus, our common stock has traded at a low of $3.11 and a high of $23.10 (in each case, on a post-reverse stock split basis). We may continue to experience sustained depression or substantial volatility in our stock price in the foreseeable future unrelated to our operating performance or prospects. For the quarter ended June 30, 2026, we incurred a loss per share of $1.66.

As a result of this volatility, investors may experience losses on their investment in our common stock. The market price for our common stock may be influenced by many factors, including the following:

●	investor reaction to our business strategy;
●	the success of competitive products or technologies;
●	strategic alternatives;
●	the timing and results of our development efforts with respect to our lidar sensors and ADAS solutions;
●	changes in regulatory or industry standards applicable to our technologies;
●	variations in our or our competitors’ financial and operating results;
●	developments concerning our collaborations or partners;
●	developments or disputes with any third parties that supply, manufacture, sell or market any of our products;
●	developments or disputes concerning patents or other proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our products;
●	actual or perceived defects in any of our products, if commercialized, and any related product liability claims;
●	our ability or inability to raise additional capital and the terms on which we raise it;
●	declines in the market prices of stocks generally;
●	trading volume of our common stock;
●	sales of our common stock by us or our stockholders;
●	general economic, industry and market conditions; and
●	other events or factors, including war, terrorism and other international conflicts, public health issues including health epidemics or pandemics, and natural disasters such as fire, hurricanes, earthquakes, tornados or other adverse weather and climate conditions, whether occurring in the United States or elsewhere.

Since the stock price of our common stock has fluctuated in the past, has been recently volatile and may be volatile in the future, investors in our common stock could incur substantial losses. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, financial condition, results of operations and growth prospects. There can be no guarantee that our stock price will remain at current levels or that future sales of our common stock will not be at prices lower than those sold to investors.

Additionally, securities of certain companies have recently experienced significant and extreme volatility in stock price due to short sellers of shares of common stock, known as a “short squeeze.” These short squeezes have caused extreme volatility in both the stock prices of those companies and in the market, and have led to the price per share of those companies to trade at a significantly inflated rate that is disconnected from the underlying value of the company. Many investors who have purchased shares in those companies at an inflated rate face the risk of losing a significant portion of their original investment, as in many cases the price per share has declined steadily as interest in those stocks have abated. While we have no reason to believe our shares would be the target of a short squeeze, there can be no assurance that we will not be in the future, and you may lose a significant portion or all of your investment if you purchase our shares at a rate that is significantly disconnected from our underlying value.

Sales of shares of our common stock by the investors in this offering may cause our stock price to decline.

As of August 10, 2026, we had 23,788,853 shares of common stock outstanding. Sales of substantial amounts of our shares of common stock in the public market by the investors in this offering, or the perception that those sales may occur, could cause the market price of shares of our common stock to decline and impair our ability to raise capital through the sale of additional shares of our common stock.

There is no public market for the warrants or pre-funded warrants in this offering.

There is no established public trading market for the common warrants or pre-funded warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the common warrants or pre-funded warrants on any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the common warrants and pre-funded warrants will be limited.

We do not currently intend to pay dividends on our common stock, and any return to investors is expected to come, if at all, only from potential increases in the price of our common stock.

At the present time, we intend to use available funds to finance our operations. Accordingly, while payment of dividends rests within the discretion of our board of directors, no cash dividends on our common shares have been declared or paid by us and we have no intention of paying any such dividends in the foreseeable future. Any return to investors is expected to come, if at all, only from potential increases in the price of our common stock.

Purchasers who purchase our securities in this offering pursuant to a securities purchase agreement may have rights not available to purchasers that purchase without the benefit of a securities purchase agreement.

In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers that enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract provides those investors with the means to enforce the covenants uniquely available to them under the securities purchase agreement including, but not limited to (i) timely delivery of securities, (ii) agreement to not issue any shares or securities convertible into shares for a period of days from closing of the offering, subject to certain exceptions and (iii) indemnification for breach of contract.

Holders of the Common Warrants or Pre-Funded Warrants will not have rights as common stockholders until they exercise their respective warrants, except as otherwise provided in such warrants.

The Common Warrants and Pre-Funded Warrants do not confer any rights of common stock ownership, including voting rights or the right to receive dividends, unless and until such warrants are exercised and the underlying shares of common stock are issued, except as otherwise provided in such warrants. Although the Common Warrants and Pre-Funded Warrants will be exercisable immediately upon issuance at the stated exercise price, holders will not be entitled to any rights as common stockholders with respect to the underlying shares of common stock prior to exercise. Upon exercise, holders will be entitled to rights as common stockholders only with respect to matters for which the record date occurs after the applicable exercise date.

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USE OF PROCEEDS

We anticipate that the net proceeds from the sale of the securities offered under this prospectus supplement will be approximately $                  (assuming the sale of the maximum number of Securities offered hereby, and assuming no exercise of the Pre-Funded Warrants and Common Warrants), after deducting placement agent fees and estimated offering expenses that are payable by us. We anticipate that the net proceeds from the sale of the securities offered under this prospectus supplement will be used for general corporate purposes, which may include, but are not limited to, working capital and capital expenditures. Our expected use of the net proceeds from this offering is based upon our present plans and business condition. As of the date of this prospectus supplement, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual use of proceeds will vary depending on numerous factors, including the factors described under the heading “Risk Factors”. As a result, management will retain broad discretion over the allocation of the net proceeds from this offering, and investors will be relying on the judgment of our management regarding the application of the net proceeds.

However, because this is a best efforts offering with no minimum number of Securities or amount of proceeds as a condition to closing, the actual offering amount, placement agent fees, and net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus supplement, and we may not sell all or any of the Securities we are offering. As a result, we may receive significantly less in net proceeds. We will only receive additional proceeds from the exercise of the Pre-Funded Warrants and Common Warrants, if any, if such warrants are exercised for cash. We cannot predict when or if the Pre-Funded Warrants or Common Warrants will be exercised.

Pending the application of the net proceeds, we expect to invest the proceeds in investment-grade, interest-bearing instruments or other securities.

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DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering (i) up to             shares of our common stock, (ii) pre-funded warrants to purchase up to          shares of our common stock and (iii) common warrants to purchase up to             shares of our common stock.

Common Stock

The material terms and provisions of our common stock are described under the caption “Description of Capital Stock” starting on page 6 of the accompanying prospectus.

As of August 10, 2026, the total authorized number of shares of our common stock is 150,000,000, $0.001 par value, and 23,788,853 shares of our common stock are outstanding.

Pre-Funded Warrants

The following is a summary of the material attributes and characteristics of the Pre-Funded Warrants. The form of Pre-Funded Warrant will be provided to the investor in this offering and will be filed as an exhibit to a Current Report on Form 8-K with the SEC in connection with this offering.

Duration, Exercise Price and Form. The Pre-Funded Warrants offered hereby will have an exercise price of $0.001 per share. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time after their original issuance until such Pre-Funded Warrants are exercised in full. The exercise price and number of shares of common stock issuable upon exercise are subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our shares of common stock. The Pre-Funded Warrants will be issued in certificated form only. The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below).

Exercise Limitation. A holder will not have the right to exercise any portion of the Pre-Funded Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or at the election of the holder, 9.99%) of the number of shares of our common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon exercise of the Pre-Funded Warrant, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days following notice from the holder to us. It is the responsibility of the holder to determine whether any exercise would exceed the exercise limitation.

Cashless Exercise. At the time a holder exercises its Pre-Funded Warrants, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Pre-Funded Warrants.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Pre-Funded Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets and all or substantially all of our revenues in on transaction or a series of transactions, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of more than 50% of the voting power represented by our outstanding common stock, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction.

Transferability. Subject to applicable laws, a Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrant to us together with the appropriate instruments of transfer.

No Fractional Shares. No fractional shares of common stock will be issued upon the exercise of the Pre-Funded Warrants. Rather, the number of shares of common stock to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market. There is no established trading market for the Pre-Funded Warrants, and we do not expect a market to develop. We do not intend to apply for a listing of the Pre-Funded Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

Rights as a Stockholder. Except as otherwise provided in the Pre-Funded Warrants or by virtue of the holders’ ownership of shares of common stock, the holders of Pre-Funded Warrants do not have the rights or privileges of holders of our shares of common stock, including any voting rights, until such Pre-Funded Warrant holders exercise their Pre-Funded Warrants.

Waivers and Amendments. The Pre-Funded Warrants may be modified or amended, or the provisions thereof waived, subject to certain exceptions, with the written consent of the Company and the respective holder.

Common Warrants

The following is a summary of the material attributes and characteristics of the Common Warrants. The form of Common Warrant will be provided to the investor in this offering and will be filed as an exhibit to a Current Report on Form 8-K with the SEC in connection with this offering.

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Form. The Common Warrants will be issued in certificated form only.

Term and Exercisability. The Common Warrants are exercisable at any time after their original issuance and may be exercised until the date that is five years after the original issuance date. Except as noted below, the Common Warrants will be exercisable solely by means of a cash exercise at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice and the exercise price.

Cashless Exercise. If, at the time a holder exercises its Common Warrants, a registration statement registering the issuance or the resale of the shares of common stock underlying the Warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Common Warrants. No fractional shares will be issued upon the exercise of the Common Warrant. We will, at our election, either pay a cash adjustment in respect of any such final fraction in an amount equal to such fraction multiplied by the exercise price or round down to the nearest whole share.

Exercise Limitation. We may not effect the exercise of any Common Warrant, and a holder will not be entitled to exercise any portion of any Common Warrant that, upon giving effect to or immediately prior to such exercise, would cause: (1) the aggregate number of shares of our common stock beneficially owned by such holder (together with its affiliates) to exceed 4.99% or 9.99%, as elected by the holder, of the number of shares of our common stock outstanding immediately prior to and after giving effect to the exercise; or (2) the combined voting power of our securities beneficially owned by such holder (together with its affiliates) to exceed 4.99% or 9.99%, as elected by the holder, of the combined voting power of all of our securities outstanding immediately prior to and after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Common Warrants.

Exercise Price. The exercise price per share of our common stock purchasable upon the exercise of the Common Warrants is $ . The exercise price of the Warrants and the number of shares of our common stock issuable upon exercise of the Common Warrants are subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock, as well as upon any distribution of assets, including cash, stock or other property, to our stockholders.

Transferability. Subject to applicable laws, a Common Warrant may be transferred at the option of the holder upon surrender of the Common Warrant to us together with the appropriate instruments of transfer.

Exchange Listing. There is no established public trading market for the Common Warrants, and we do not expect a market to develop. We do not intend to apply for a listing of the Common Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Common Warrants will be limited.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Common Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the Common Warrants will be entitled to receive upon exercise of the Common Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Common Warrants immediately prior to such fundamental transaction.

No Rights as a Stockholder. Except by virtue of such holder’s ownership of shares of our common stock, and except for the right to participate in certain dividends and distributions, the holder of a Common Warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until such holder receives shares of our common stock upon the due exercise of a Common Warrant.

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DILUTION

If you invest in our securities, your interest will be diluted by an amount equal to the difference between the public offering price and the net tangible book value per share of our common stock after this offering. We calculate net tangible book value per share by dividing our net tangible book value (total assets less intangible assets and total liabilities) by the number of outstanding shares of common stock.

Our net tangible book value at June 30, 2026 was approximately $3.3 million, or $0.14 per share of common stock. After giving effect to the sale of shares of common stock in the aggregate principal amount of $                 , and our receipt of the expected proceeds from the sale of those shares, our adjusted net tangible book value at June 30, 2026 would be approximately $                 , or $                  per share. This represents an immediate increase in as-adjusted net tangible book value of $                  per share to existing shareholders and an immediate and substantial dilution of $                  per share to the investor in this offering. The following table illustrates this per share dilution:

Public offering price per share	$
Net tangible book value per share at June 30, 2026		$0.14
Increase in net tangible book value per share attributable to this offering	$
As-adjusted net tangible book value per share as of June 30, 2026, after giving effect to this offering	$
Dilution per share to the investor in this offering	$

The table and discussion above are based on 23,350,027 shares of common stock outstanding as of June 30, 2026 and excludes, as of that date, the following:

●	36,818 shares of common stock issuable upon the exercise of outstanding options, of which 36,818 were exercisable at a weighted average exercise price of $20.26 per share under the Incentive Plan, or a predecessor plan;

●	263,915 shares of common stock underlying unvested and/or deferred stock awards under the Incentive Plan or the 2025 Inducement Plan; and

●	1,226,804 shares of our common stock reserved for issuance pursuant to the Incentive Plan or the 2025 Inducement Plan.

Unless otherwise indicated, all information in this prospectus supplement reflects and assumes no exercise of the outstanding securities described above, and no exercise of the Pre-Funded Warrants or Common Warrants issued in this offering.

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PLAN OF DISTRIBUTION

We have engaged WestPark Capital, Inc., referred to as the placement agent, to act as our exclusive placement agent pursuant to a placement agency agreement in connection with this offering, dated as of             , 2026. The placement agent is not purchasing or selling any of the securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of securities, but have agreed to use their reasonable “best-efforts” to arrange for the sale of the securities offered by this prospectus supplement. Therefore, we may not sell the entire amount of securities being offered. The placement agency agreement provides that the placement agent’s obligations are subject to conditions contained in the placement agency agreement.

We may enter into a securities purchase agreement directly with certain of the institutional investors, at the investor’s option, who purchase our securities in this offering. Investors who do not enter into a securities purchase agreement shall rely solely on this prospectus in connection with the purchase of our securities in this offering. The placement agent may engage one or more subagents or selected dealers in connection with this offering. The securities purchase agreement contains customary representations, warranties and covenants for transactions of this type. These representations, warranties and covenants were made solely for purposes of the securities purchase agreement and should not be relied upon by any of our investors who are not parties to the agreement, nor should any such investor rely upon any descriptions thereof as characterizations of the actual state of facts or condition. Such investors are not third party beneficiaries under the securities purchase agreement.

There is no minimum number of securities to be sold or minimum aggregate offering proceeds for this offering to close. We will deliver all securities issued in connection with this offering delivery versus payment/receipt versus payment upon our receipt of investor funds. Accordingly, neither we nor the placement agent has made any arrangements to place investor funds in an escrow account or trust account since the placement agent will not receive investor funds in connection with the sale of securities offered hereunder.

We will deliver the securities being issued to the investors upon receipt of investor funds for the purchase of the securities offered pursuant to this prospectus supplement. Delivery of the securities offered hereby is expected to occur on or about , 2026, subject to satisfaction or waiver of customary closing conditions.

The placement agent will be entitled to a cash fee of 6.5% of the gross subscription proceeds of this offering paid to us at closing. The following table shows the per share and total cash fees we will pay to the placement agent in connection with the sale of the shares of common stock and the Warrants pursuant to this prospectus supplement. The amount of proceeds to us, before expenses, presented in this table does not give effect to any exercise of the Warrants.

	Per Share and Accompanying Common Warrants	Per Pre-Funded Warrant and Accompanying Common Warrants	Total
Public offering price	$	$	$
Placement agent fees(1)	$	$	$
Proceeds, before expenses, to us(2)	$	$	$

We also have agreed to reimburse the Placement Agent for up to $90,000 in expenses, including the fees and expenses of the counsel for the placement agent, at the closing. We estimate that the total expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding placement agent fees above, will be approximately $ , all of which are payable by us.

The actual offering price of the securities we are offering, were negotiated between us, the placement agent and the investors in the offering. The factors considered in determining the price included the recent market price of our common stock, the general condition of the securities market at the time of this offering, the history of, and the prospects, for the industry in which we compete, our past and present operations, and our prospects for future revenues.

Upon execution of the securities purchase agreement for this offering, approximately                   shares of our outstanding common stock beneficially owned by our executive officers and directors will be subject to lock-up agreements that restrict the sale or other transfer of shares of our common stock by those parties for a period of 45 days after the closing of this offering, subject to customary exceptions. However, all of the shares sold in this offering and the remaining shares of our common stock outstanding prior to this offering (which include certain shares that are held by our affiliates other than our officers and directors) will not be subject to lock-up agreements and, except to the extent such shares are subject to other applicable restrictions or lock-up agreements, will be freely tradable without restriction under the Securities Act. The market price of our common stock could decline as a result of sales by our stockholders in the market following completion of this offering or the perception that these sales could occur.

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In addition, subject to certain exceptions, we have agreed, (i) for a period of 45 days following the date of the closing of this offering, not to, and to cause our subsidiaries not to, issue, enter into any agreement to issue or announce the issuance or proposed issuance of any common stock or any securities that are convertible into, or exchangeable or exercisable for, common stock, nor file any registration statement or amendment or supplement thereto, other than this prospectus supplement or certain registration statements and (ii) for a period of 45 days following the date of the closing of this offering, issue any securities that are subject to a price reset based on the trading prices of our common stock or upon a specified or contingent event in the future, or enter into any agreement to issue securities at a future determined price.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act and any fees or commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

These rules and regulations may limit the timing of purchases and sales of shares of common stock by the placement agent. Under these rules and regulations, the placement agent:

●	may not engage in any stabilization activity in connection with our securities; and
●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

We have agreed to indemnify the placement agent and certain other persons against certain liabilities, including civil liabilities under the Securities Act and the Exchange Act and to contribute to payments that the placement agent may be required to make in respect of those liabilities.

From time to time, the placement agent may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. However, except as disclosed in this prospectus supplement, we have no present arrangements with the placement agent for any further services.

Our common stock is traded on Nasdaq under the symbol “MVIS.” The transfer agent of our common stock is Equiniti Trust Company, LLC.

A prospectus in electronic format may be made available on a website maintained by the placement agent. In connection with the offering, the placement agent or selected dealers may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering. Other than the prospectus in electronic format, the information on each of the placement agent’s websites and any information contained in any other website maintained by the placement agent is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or either placement agent in its capacity as placement agent and should not be relied upon by investors.

The foregoing description of the securities purchase agreement and placement agency agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the securities purchase agreement and placement agency agreement, forms of which will be filed with the SEC as an exhibit to a Current Report on Form 8-K in connection with this offering and is incorporated herein by reference.

Other than in the United States of America, no action has been taken by us or the placement agent that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

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LEGAL MATTERS

The validity of the common stock, warrants and pre-funded warrants being offered hereby will be passed upon by Ropes & Gray LLP, Boston, Massachusetts. Certain legal matters related to the offering will be passed upon for the placement agent by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

The consolidated financial statements and financial statement schedules of MicroVision, Inc. (the “Company”) as of December 31, 2025 and 2024 and for each of the three years in the period ended December 31, 2025 incorporated in this prospectus by reference from the Annual Report on Form 10-K of the Company for the year ended December 31, 2025, have been audited by Baker Tilly US, LLP, an independent registered public accounting firm, as stated in their report. Such consolidated financial statements have been incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The carved out and combined financial statements of the Luminar Light Detection and Ranging Business as of December 31, 2025 and 2024 and for the years then ended incorporated by reference from our Current Report on Form 8-K/A Amendment No. 1 and filed with the U.S. Securities and Exchange Commission on April 21, 2026, have been audited by Baker Tilly US, LLP, an independent auditor, as stated in their report (which report expresses an unmodified opinion and includes emphasis of matter paragraphs relating to a going concern uncertainty and bankruptcy-related debt accounting). Such carved out and combined financial statements have been incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents are on file with the SEC. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we have filed with the SEC. Certain information in the registration statement has been omitted from this prospectus supplement in accordance with the rules of the SEC. For further information with respect to us and the securities offered by this prospectus supplement, we refer you to the registration statement of which this prospectus supplement is a part and the exhibits to such registration statement. Statements contained in this prospectus supplement or the accompanying prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information in the accompanying prospectus supersedes information incorporated by reference that we filed with the SEC before the date of the prospectus, and information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC before the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement and the accompanying prospectus or incorporated by reference. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the time that all securities covered by this prospectus supplement have been sold; provided, however, that we are not incorporating any information furnished under any of Item 2.02 or Item 7.01 of any current report on Form 8-K:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on March 4, 2026, as amended on April 30, 2026;

●	Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2026 and June 30, 2026, filed with the SEC on May 15, 2026 and August 6, 2026, respectively;

●	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on June 11, 2026 (to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025);

●	Our Current Reports on Form 8-K filed with the SEC on January 16, 2026, January 30, 2026, February 4, 2026, as amended on April 21, 2026, February 24, 2026, March 16, 2026 (Item 8.01 only), June 1, 2026 (Item 8.01 only), June 12, 2026, July 13, 2026, July 22, 2026 and August 10, 2026; and

●	The description of our Common Stock contained in Exhibit 4.2 to our Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 15, 2021, including any amendments or reports filed for the purpose of updating this description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

MicroVision, Inc.

18390 NE 68th Street

Redmond, Washington 98052

Attention: Investor Relations

(425) 936-6847

You can also find these filings on our website at www.microvision.com. We are not incorporating the information on our website other than these filings into this prospectus supplement.

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PROSPECTUS

$50,000,000

MicroVision, Inc.

Common Stock

Preferred Stock

Warrants

Subscription Rights

We may sell from time to time our common stock, preferred stock, warrants or subscription rights in one or more transactions.

We will provide specific terms of these securities and offerings in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

Our common stock is traded on The Nasdaq Global Market under the symbol “MVIS.” On July 10, 2026, the closing price of our common stock on The Nasdaq Global Market was $0.38 per share.

The securities offered in this prospectus involve a high degree of risk. You should carefully consider the information under the heading “Risk Factors” set forth herein on page 2 and in our filings made with the Securities and Exchange Commission, which are incorporated by reference in this prospectus, in determining whether to purchase our securities.

Our executive offices are located at 18390 NE 68th Street, Redmond, Washington 98052, and our telephone number is (425) 936-6847.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is             .

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ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC. By using a shelf registration statement, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate offering amount of $50,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement and, if necessary, a free writing prospectus, that will contain specific information about the terms of that offering. The prospectus supplement and, if necessary, a free writing prospectus, may also add to, update or change information contained in this prospectus. Accordingly, to the extent inconsistent, the information in this prospectus will be deemed to be modified or superseded by any inconsistent information contained in a prospectus supplement or a free writing prospectus. You should read carefully this prospectus, the applicable prospectus supplement and any free writing prospectus, together with the additional information incorporated by reference in this prospectus described below under “Where You Can Find More Information” before making an investment in our securities.

We have not authorized anyone to give you any additional information different from that contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus provided in connection with an offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus is not an offer to sell or solicitation of an offer to buy our securities in any circumstances under which or jurisdiction in which the offer or solicitation is unlawful. Unless the context otherwise indicates, the terms “MicroVision,” “Company,” “we,” “us,” and “our” as used in this prospectus refer to MicroVision, Inc. and its consolidated subsidiaries. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and is subject to the safe harbor created by those sections. Such statements may include, but are not limited to, projections of revenues, income or loss, capital expenditures, plans for product development and cooperative arrangements, future operations, financing needs or plans of MicroVision, as well as assumptions relating to the foregoing. The words “anticipate,” “believe,” “estimate,” “expect,” “goal,” “may,” “plan,” “project,” “will,” and similar expressions identify forward-looking statements, which speak only as of the date the statement was made.

These forward-looking statements are not guarantees of future performance. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include our ability to operate with limited cash or to raise additional capital when needed; market acceptance of our technologies and products or for products incorporating our technologies; the failure of our commercial partners to perform as expected under our agreements; our ability to identify parties interested in paying any amounts or amounts we deem desirable for the purchase or license of intellectual property assets; our or our customers’ failure to perform under open purchase orders; our financial and technical resources relative to those of our competitors; our ability to keep up with rapid technological change; government regulation of our technologies; our ability to enforce our intellectual property rights and protect our proprietary technologies; the ability to obtain additional contract awards and develop partnership opportunities; the timing of commercial product launches and delays in product development; the ability to achieve key technical milestones in key products; dependence on third parties to develop, manufacture, sell and market our products; potential product liability claims; our ability to maintain our listing on The Nasdaq Stock Market; and other risk factors identified from time to time in the Company’s SEC reports, including the Company’s Annual Report on Form 10-K filed with the SEC. These factors are not intended to represent a complete list of the general or specific factors that may affect us. It should be recognized that other factors, including general economic factors and business strategies, may be significant, now or in the future, and the factors set forth in this prospectus may affect us to a greater extent than indicated. Except as expressly required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changes in circumstances or any other reason.

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RISK FACTORS

You should carefully consider the specific risks set forth under the caption “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, each as amended or supplemented, which are incorporated by reference in this prospectus, as the same may be amended, supplemented or superseded by our subsequent quarterly or annual reports or other filings, including filings after the date hereof, with the SEC under the Exchange Act. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the trading price of our common stock could decline, and you could lose all or part of your investment.

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THE COMPANY

MicroVision is defining the next generation of lidar-based perception solutions for automotive, industrial, and security & defense markets. We deliver integrated hardware and software solutions designed for real-world performance, automotive-grade reliability, and economic scalability. Our diverse portfolio of lidar sensors, with both short- and long-range lidar solutions, feature solid-state sensors with varying wavelengths, advanced sensor architectures, design-to-cost engineering, and open software solutions.

Our solutions enable advanced driver assistance systems, or ADAS, and autonomy features for customers in a wide range of markets, including automotive, industrial, and security & defense. Target industrial sectors include robotics, automated warehouse, agriculture, and mining. Our integrated hardware and software solutions enable intelligent autonomous, active safety, and automation systems which depend on secure, cost-effective, and energy-efficient solutions. Our software has been developed in close collaboration with automotive customers and also has broad application in industrial, defense, and commercial vehicle sectors.

With engineering teams in the U.S. and Germany, we develop and supply integrated solutions, incorporating application software and processing data from differentiated sensor systems. Our extensive experience in developing and productizing core lidar hardware and software components, along with our expertise in edge computing, positions us as a valuable commercial partner capable of delivering high-value, low-power products.

Founded in 1993, MicroVision, Inc. is a pioneer in laser beam scanning, or LBS, technology, which is based on our patented technology in micro-electromechanical systems, or MEMS, laser diodes, opto-mechanics, electronics, algorithms and software and how those elements are packaged into a small form factor. Throughout our history, we have combined our proprietary technology with our development expertise to create innovative solutions to address existing and emerging market needs, such as augmented reality microdisplay engines; interactive display modules; consumer lidar components; and, more recently, lidar sensors and software solutions for automotive, industrial, and security & defense markets.

In January 2023, we acquired certain strategic assets of Germany-based Ibeo Automotive Systems GmbH, which was founded in 1998 as a lidar hardware and software provider. Ibeo developed and launched the first lidar sensor to be automotive qualified for serial production with a premium, or Tier 1, automotive supplier and that is currently available in passenger cars by premium OEMs. Ibeo developed software solutions, including perception and validation software, also used by premium OEMs. In addition, Ibeo sold its products for non-automotive uses such as industrial, agriculture, smart infrastructure, and robotics applications.

In January 2026, we completed the acquisition of assets from Scantinel Photonics GmbH, based in Germany. Scantinel develops a unique lidar-on-chip solution, utilizing 1550nm frequency-modulated continuous wave, or FMCW, technology. Our 1550nm FMCW lidar solution has applications for long-range use cases across our target markets, with particularly compelling advantages for the commercial vehicle market.

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In February 2026, we completed the strategic acquisition of assets primarily comprising the worldwide lidar business of Luminar Technologies, Inc. The acquired assets include the IRIS sensor, a 1550nm time-of-flight long-range lidar, and its next generation HALO sensor, built off the same architecture as IRIS but with improved performance and reduced size and cost. The acquisition also included SENTINEL, under development as a full-stack software platform supporting safety and autonomy applications for passenger vehicles and commercial trucks.

Our hardware solutions include a broad and multi-featured portfolio of lidar sensors, which can be integrated with our software or with our customers’ software, targeted for sale to automotive OEMs and Tier 1 suppliers, industrial mobility and autonomy companies, and security & defense contractors. Our lidar sensors, all solid state, include MOVIA™, a flash-based short- to mid-range sensor; MAVIN™, a MEMS-based 905nm long-range sensor capable of small object detection; IRIS and HALO, each a 1550nm long-range sensor; and our Scantinel 1550nm long-range FMCW lidar. Our software stack has met the rigorous requirements of automotive qualification and incorporates advanced features, like localization and fusion. We also develop customer-specific application software, allowing expansion into a wide array of sectors.

In the recent past, we developed micro-display concepts and designs for use in head-mounted augmented reality, or AR, headsets and developed a 1440i MEMS module supporting AR headsets. This technology was integrated into products marketed to consumer and military sectors.

We have incurred significant losses since inception and we expect to continue to incur significant losses in the near term. We have funded our operations to date primarily through the sale of common stock, convertible preferred stock, warrants, the issuance of convertible debt and, to a lesser extent, from development contract revenues, product sales and licensing activities. See our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, or the 2025 Form 10-K, incorporated by reference herein.

Corporate Information

We were founded in 1993 as a Washington corporation and reincorporated in 2003 under the laws of the State of Delaware. Our principal office is located at 18390 NE 68th Street, Redmond, WA 98052 and our telephone number is 425-936-6847. We maintain a website at www.microvision.com, where general information about us is available. We do not incorporate the information on our website into this prospectus supplement or the accompanying prospectus and you should not consider it part of this prospectus or the accompanying prospectus supplement.

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USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the net proceeds from the sale of the securities offered under this prospectus will be used for general corporate purposes, which may include, but are not limited to, working capital and capital expenditures. The prospectus supplement relating to specific sales of our securities hereunder will set forth our intended use for the net proceeds we receive from the sales. Pending the application of the net proceeds, we expect to invest the proceeds in investment-grade, interest-bearing instruments or other securities.

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DESCRIPTION OF CAPITAL STOCK

Our Amended and Restated Certificate of Incorporation, as amended, authorizes us to issue 510,000,000 shares of common stock, $0.001 par value per share, and 25,000,000 shares of preferred stock, $0.001 par value per share. As of June 30, 2026, there were 350,250,363 shares of common stock, and no shares of preferred stock, outstanding.

Common Stock. All outstanding common stock is, and any stock issued under this prospectus will be, duly authorized, fully paid and nonassessable. Subject to the rights of the holders of our outstanding preferred stock, holders of common stock:

●	are entitled to any dividends validly declared;

●	will share ratably in our net assets in the event of a liquidation; and

●	are entitled to one vote per share.

The common stock has no conversion rights. Holders of common stock have no preemption, subscription, redemption, or call rights related to those shares.

Equiniti Trust Company, LLC is the transfer agent and registrar for our common stock.

Preferred Stock. The Company’s board of directors has the authority, without further action by the shareholders, to issue shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series. The issuance of preferred stock could adversely affect the voting power of holders of our common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation may have the effect of delaying, deferring or preventing a change in control of MicroVision, which could depress the market price of our common stock. If we offer preferred stock, the terms of that series of preferred stock will be set forth in the prospectus supplement relating to that series.

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DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock, warrants or units of any combination of the foregoing securities. Each series of warrants will be issued under a warrant agreement all as set forth in the prospectus supplement or term sheet relating to the warrants offered hereby. A copy of the form of warrant agreement, including any form of warrant certificates representing the warrants, reflecting the provisions to be included in the warrant agreements and/or warrant certificates that will be entered into with respect to particular offerings of warrants, will be filed as an exhibit to a Current Report on Form 8-K to be incorporated into the registration statement of which this prospectus forms a part prior to the issuance of any warrants.

The applicable prospectus supplement or term sheet will describe the terms of the warrants offered thereby, any warrant agreement relating to such warrants and the warrant certificates, including but not limited to the following:

●	the offering price or prices;

●	the aggregate amount of securities that may be purchased upon exercise of such warrants and minimum number of warrants that are exercisable;

●	the number of securities, if any, with which such warrants are being offered and the number of such warrants being offered with each security;

●	the date on and after which such warrants and the related securities, if any, will be transferable separately;

●	the amount of securities purchasable upon exercise of each warrant and the price at which the securities may be purchased upon such exercise, and events or conditions under which the amount of securities may be subject to adjustment;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	the circumstances, if any, which will cause the warrants to be deemed to be automatically exercised;

●	any material risk factors, if any, relating to such warrants;

●	the identity of any warrant agent; and

●	any other terms of such warrants.

Prior to the exercise of any warrants, holders of such warrants will not have any rights of holders of the securities purchasable upon such exercise, including the right to receive payments of dividends, if any, on the securities purchasable upon such exercise, statutory appraisal rights or the right to vote such underlying securities.

Prospective purchasers of warrants should be aware that material U.S. federal income tax, accounting and other considerations may be applicable to instruments such as warrants.

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DESCRIPTION OF SUBSCRIPTION RIGHTS

We may, at our option, elect to offer subscription rights. In general, a subscription right entitles the holder to purchase for cash a specific number of shares of equity securities at a specified exercise price. Subscription rights are normally issued to stockholders as of a specific record date, may be exercised only for a limited period of time and become void following the expiration of such period. If we determine to issue subscription rights, the applicable prospectus supplement will describe, among other things:

●	the record date for stockholders entitled to receive the subscription rights;

●	the number of equity securities that may be purchased upon exercise of each subscription right;

●	the exercise price of the subscription rights;

●	whether the subscription rights are transferable;

●	the period during which the subscription rights may be exercised and when they will expire;

●	the steps required to exercise the subscription rights;

●	the price, if any, for the subscription rights;

●	the number of subscription rights issued;

●	the terms of the equity securities;

●	the extent to which the subscription rights are transferable;

●	if applicable, the material terms of any standby underwriting or other arrangement entered into by us in connection with the offering of subscription rights;

●	the other terms of the subscription rights, including the terms, procedures and limitations relating to the exercise of the subscription rights;

●	whether the subscription rights include “oversubscription rights” so that the holder may purchase more securities if other holders do not purchase their full allotments;

●	whether we intend to sell the shares of equity securities that are not purchased in the rights offering to an underwriter or other purchaser under a contractual “standby” commitment or other arrangement; and

●	any applicable United States federal income tax considerations.

If fewer than all of the subscription rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Subscription rights may be issued independently or together with any other security and may or may not be transferable. As part of the rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such rights offering. If we issue subscription rights, they may be governed by a separate subscription rights agreement that we will sign with a bank or trust company, as rights agent, that will be named in the applicable prospectus supplement. The rights agent will act solely as our agent and will not assume any obligation to any holders of rights certificates or beneficial owners of rights.

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PLAN OF DISTRIBUTION

General. We may sell the securities offered hereby directly to one or more purchasers, through agents, or through underwriters or dealers designated from time to time. The distribution of securities may be effected from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the times of sale, at prices related to these prevailing market prices or at negotiated prices. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

●	the terms of the securities to which such prospectus supplement relates;

●	the name or names of any underwriters, if any;

●	the purchase price of the securities and the proceeds we will receive from the sale;

●	any underwriting discounts and other items constituting underwriters’ compensation; and

●	any discounts or concessions allowed or reallowed or paid to dealers.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

Underwriters named in the prospectus supplement, if any, are only underwriters of the securities offered with the prospectus supplement.

Sales Directly to Purchasers. We may enter into agreements directly with one or more purchasers. Such agreements may provide for the sale of securities at a fixed price, based on the market price of the securities or otherwise.

Use of Underwriters and Agents. If underwriters are used in the sale of securities, they will acquire the securities for their own accounts and may resell them from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Securities may be sold directly to or through agents from time to time. Any agent involved in the offering and sale of securities will be named and any commissions paid to the agent will be described in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment. Agents or underwriters may be authorized to solicit offers by certain types of institutional investors to purchase securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions paid for solicitation of these contracts will be described in the prospectus supplement. We may engage in “at the market” offerings only of our common stock. An “at the market” offering is defined in Rule 415(a)(4) under the Securities Act as an offering of equity securities into an existing trading market for outstanding shares of the same class at other than a fixed price.

Deemed Underwriters. In connection with the sale of the securities offered with this prospectus, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they may act as agents, in the form of discounts, concessions or commissions. The underwriters, dealers or agents which participate in the distribution of the securities may be deemed to be underwriters under the Securities Act and any discounts or commissions received by them and any profit on the resale of the securities received by them may be deemed to be underwriting discounts and commissions under the Securities Act. Anyone deemed to be an underwriter under the Securities Act may be subject to statutory liabilities, including Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

Indemnification and Other Relationships. We may provide agents and underwriters with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

Listing of Securities. Except as indicated in the applicable prospectus supplement, the securities offered hereby are not expected to be listed on a securities exchange or market, except for the common stock, which is currently listed on The Nasdaq Global Market, and any underwriters or dealers will not be obligated to make a market in securities. We cannot predict the activity or liquidity or any trading in the securities.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents are on file with the SEC. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and the information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the time that all securities covered by this prospectus have been sold; provided, however, that we are not incorporating any information furnished under any of Item 2.02 or Item 7.01 (including exhibits furnished under Item 9.01 in connection with information furnished under Item 2.02 or Item 7.01) of any current report on Form 8-K:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on March 4, 2026, as amended on April 30, 2026;

●	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, filed with the SEC on May 15, 2026;

●	Our Current Reports on Form 8-K filed with the SEC on January 16, 2026, January 30, 2026, February 4, 2026, as amended on April 21, 2026, February 24, 2026, March 16, 2026 (Item 8.01 only), June 1, 2026 (Item 8.01 only), June 12, 2026 and July 13, 2026; and

●	The description of our Common Stock contained in Exhibit 4.2 to our Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 15, 2021, including any amendments or reports filed for the purpose of updating this description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

MicroVision, Inc.

18390 NE 68th Street

Redmond, Washington 98052

Attention: Investor Relations

(425) 936-6847

You can also find these filings on our website at www.microvision.com. We are not incorporating the information on our website other than these filings into this prospectus.

This prospectus is part of a registration statement that we have filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

LEGAL MATTERS

For the purpose of this offering, Ropes & Gray LLP, Boston, Massachusetts, is giving its opinion on the validity of the securities offered hereby.

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EXPERTS

The consolidated financial statements and financial statement schedules of MicroVision, Inc. (the “Company”) as of December 31, 2025 and 2024 and for each of the three years in the period ended December 31, 2025 incorporated in this prospectus by reference from the Annual Report on Form 10-K of the Company for the year ended December 31, 2025, have been audited by Baker Tilly US, LLP, an independent registered public accounting firm, as stated in their report. Such consolidated financial statements have been incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The carved out and combined financial statements of the Luminar Light Detection and Ranging Business as of December 31, 2025 and 2024 and for the years then ended incorporated by reference from our Current Report on Form 8-K/A Amendment No. 1 and filed with the U.S. Securities and Exchange Commission on April 21, 2026, have been audited by Baker Tilly US, LLP, an independent auditor, as stated in their report (which report expresses an unmodified opinion and includes emphasis of matter paragraphs relating to a going concern uncertainty and bankruptcy-related debt accounting). Such carved out and combined financial statements have been incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

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MicroVision, Inc.

               Shares of Common Stock

Pre-Funded Warrants to Purchase up to          Shares of Common Stock

Warrants to Purchase up to               Shares of Common Stock

Prospectus Supplement

WESTPARK CAPITAL

               , 2026